UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

QUINTANA MARITIME LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands (State or other jurisdiction of Incorporation or Organization)	98-0454094 (I.R.S. Employer Identification No.)
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-135109
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Class A Warrants	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Descriptions of the securities being registered by Quintana Maritime Limited (the “Registrant”) are set forth under the captions “Prospectus Summary,” “Dividend Policy,” “Description of the Warrants,” “Description of Capital Stock,” and “Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1 and as subsequently amended on Form S-3 (Registration No. 333-135109), initially filed with the Securities and Exchange Commission on June 19, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.
Registration Statement on Form S-1 (Registration No. 333-135109), initially filed with the Securities and Exchange Commission on June 19, 2006 and subsequently amended on Form S-3 (incorporated herein by reference).

2.	Amended and Restated Articles of Incorporation of the Registrant (which is hereby incorporated by reference to Exhibit 3.1 in the Registrant’s Amended Registration Statement)

3.	Amended and Restated Bylaws of the Registrant (which is hereby incorporated by reference to Exhibit 3.2 in the Registrant’s Amended Registration Statement)

4.	Form of Share Certificate (which is hereby incorporated by reference to Exhibit 4.1 in the Registrant’s Amended Registration Statement)

5.	Form of Warrant (which is hereby incorporated by reference to Exhibit 4.4 in the Registrant’s Amended Registration Statement)

6.	Warrant Agreement (which is hereby incorporated by reference to Exhibit 4.6 in the Registrant’s Amended Registration Statement)

7.	Registration Rights Agreement (which is hereby incorporated by reference to Exhibit 10.4 in the Registrant’s Amended Registration Statement)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUINTANA MARITIME LIMITED
/s/ Steve Putman
Steve Putman
Vice President, General Counsel, and Secretary.

Date: September 25, 2006